INVESCO VAN KAMPEN LIMITED DURATION FUND                          SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:     12/31/2010
FILE NUMBER :          811-05686
SERIES NO.:            14

72DD.          1 Total income dividends for which record date passed during the period. (000's Omitted)

                 Class A                 $  1,203

               2 Dividends for a second class of open-end company shares
                 (000's Omitted)

                 Class B                 $    200
                 Class C                 $    250
                 Class Y                 $    469
                 Institutional Class     $    186

73A. Payments per share outstanding during the entire current period: (form nnn.nnnn)

               1 Dividends from net investment income

                 Class A                   0.2060

               2 Dividends for a second class of open-end company shares
                 (form nnn.nnnn)

                 Class B                   0.1623
                 Class C                   0.1618
                 Class Y                   0.2185
                 Institutional Class       0.1272

74U.           1 Number of shares outstanding (000's Omitted)

                 Class A                    5,822

               2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                 Class B                    1,009
                 Class C                    1,446
                 Class Y                       24
                 Institutional Class            1

74V.           1 Net asset value per share (to nearest cent)

                 Class A                 $   8.98

               2 Net asset value per share of a second class of open-end company shares (to nearest cent)

                 Class B                 $   9.08
                 Class C                 $   9.03
                 Class Y                 $   9.02
                 Institutional Class     $   9.04